Exhibit 99.1

Contact:

Karen Leytze

Radiant Systems, Inc

(770) 576-6811

karen.leytze@radiantsystems.com

Radiant Systems, Inc. Reports First Quarter Results

The Company reports first quarter revenue growth with adjusted earnings of $0.23 per diluted share and GAAP earnings of $0.15 per diluted share.

ATLANTA (April 28, 2011) – Radiant Systems, Inc. (Nasdaq: RADS), announced today financial results for the first quarter ended March 31, 2011.

“We are excited about the strong start we are having in 2011 both financially and on our long term growth initiatives,” said John Heyman, CEO of Radiant Systems. “We continue to see strong revenue growth led by our subscription services product line, along with ongoing margin expansion and cash flow generation. Strategically, we have multiple programs in place that are enabling us to expand our markets outside the United States as well as better penetrate our markets inside the United States.”

Q1 2011 Financial Highlights

(compared to the same period in 2010)

•	Total revenues of $87.1 million, an increase of 10%

•	System revenues of $39.8 million, an increase of 16%

•	Maintenance and transaction services revenues of $27.4 million, an increase of 2%

•	Subscription services revenues of $11.7 million, an increase of 28%

•	Professional services revenues of $8.2 million, a decrease of 12%

•	Revenues by segment

•	Hospitality-Americas contributed 60%

•	Retail & Entertainment-Americas contributed 26%

•	International contributed 14%

•	Adjusted operating income (non-GAAP) of $12.7 million*, an increase of 52% with 14.6% operating margin

•	Adjusted net income (non-GAAP) of $9.5 million*, or $0.23* per diluted share, an increase of $3.7 million, or $0.06 per diluted share

•	Net income of $6.0 million, or $0.15 per diluted share, an increase of $3.4 million, or $0.08 per diluted share

•	Cash flow from operations of $13.4 million with free cash flow of $10.4 million for the quarter

“Given our performance in the quarter and increased visibility to the year, we are increasing our guidance for both revenue and earnings. The high end of the guidance range equates to more than 10% revenue growth and 20% adjusted operating income growth for the year with subscription services approaching a 30% growth rate,” said Mark Haidet, CFO of Radiant Systems. “We continue to see organic and inorganic growth opportunities that we believe could evolve as the year progresses.”

The Company’s guidance is as follows:

Guidance (in millions, except EPS and tax rates)	Quarter ended June 30, 2011	Year ended Dec. 31, 2011 previous	Year ended Dec. 31, 2011 updated
Revenue range	$95.0 to $97.0	$370.0 to $380.0	$375.0 to $383.0
Adjusted operating income (non-GAAP)	$13.5 to $14.0	$53.0 to $55.0	$54.0 to $56.0
Adjusted net income per share (non-GAAP)	$0.24 to $0.25	$0.95 to $0.98	$0.97 to $1.01
Cash tax rate	25%	25%	25%
Effective tax rate	35%	35%	34%
Diluted shares	41.5	42.0	41.8
Amortization expense	$2.2	$7.8	$7.8
Stock compensation expense	$1.8	$6.6	$6.6
Capital expenditures	$3.5 to $4.5	$14.0 to $16.0	$14.5 to $16.5

Guidance figures are based on the Company’s current estimates and are subject to change due to factors outside the Company’s control. While this guidance is provided to give investors insight into expectations for the period, actual results are likely to vary.

* The Company provides adjusted operating income, adjusted net income and adjusted net income per share in this press release as additional information relating to the Company’s operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from adjusted operating income, adjusted net income and adjusted net income per share measures used by other companies. Adjusted operating income and adjusted net income exclude amortization of acquisition-related intangible assets, non-recurring items and compensation expense related to the issuance of employee stock options and stock grants. The income tax provision is calculated on the Company’s cash tax rate for the year (based on actual cash expected to be paid to domestic and foreign governments). The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company’s financial condition and results of operations, and valuable insight into the Company’s ongoing operations and earnings power.

Radiant will hold its first quarter 2011 conference call today at approximately 4:30 p.m. Eastern Time. This call is being webcast by Thomson Reuters and can be accessed at Radiant’s web site at http://www.radiantsystems.com/ir. The call will also be available via telephone at 1-877-397-0272 – reference passcode 2396272.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality and retail industries. For more than two decades, Radiant’s point of sale hardware and software solutions have helped to redefine the consumer experience in more than 100,000 restaurants, retail stores, stadiums, parks, arenas, cinemas, convenience stores, fuel centers and other customer-service venues. Radiant has offices in North America, Europe, Asia and Australia. For more information about Radiant Systems:

•	Visit our Web site

•	Follow us on Twitter

•	Read about us on our Blog

•	Become a fan on Facebook

###

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, including the ability to continue and manage its growth, competition, global economic conditions and other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

RADIANT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the three months ended
	March 31, 2011	March 31, 2010
Revenues:
Systems	$39,848	$34,327
Maintenance and transaction services	27,449	26,807
Subscription services	11,667	9,133
Professional services	8,174	9,280

Total revenues	87,138	79,547

Cost of revenues:
Systems	20,688	19,781
Maintenance and transaction services	14,433	14,639
Subscription services	3,816	2,973
Professional services	6,679	6,826

Total cost of revenues	45,616	44,219

Gross profit	41,522	35,328

Operating expenses:
Product development	6,940	5,743
Sales and marketing	12,625	11,632
Depreciation of fixed assets	1,443	1,490
Amortization of intangible assets	2,264	2,210
General and administrative	9,377	9,222

Total operating expenses	32,649	30,297

Income from operations	8,873	5,031

Interest and other (income) expense, net	(20)	341

Income before taxes	8,893	4,690

Income tax provision	2,897	2,093

Net income	$5,996	$2,597

Net income per share:
Basic	$0.15	$0.08

Diluted	$0.15	$0.07

Weighted average shares outstanding:
Basic	39,666	33,368

Diluted	40,977	34,737

Reconciliation of GAAP operating income to adjusted non-GAAP operating income:

GAAP operating income	$8,873	$5,031

Equity-based compensation expense (a)
Cost of revenues	104	77
Operating expenses	1,452	1,030

Total equity-based compensation expense	1,556	1,107
Amortization of purchased intangibles (b)	2,264	2,210

Adjusted non-GAAP operating income	$12,693	$8,348

Reconciliation of GAAP net income to adjusted non-GAAP net income:

GAAP net income	$5,996	$2,597

Equity-based compensation expense (a)
Cost of revenues	104	77
Operating expenses	1,452	1,030

Total equity-based compensation expense	1,556	1,107
Amortization of purchased intangibles (b)	2,264	2,210
Tax effect of adjustment items, difference between the
Company’s effective tax rate and cash tax rate (c)	(281)	(69)

Adjusted non-GAAP net income	$9,535	$5,845

Adjusted non-GAAP net income per diluted share	$0.23	$0.17

In addition to our GAAP results, Radiant Systems discloses adjusted operating income, adjusted net income and adjusted net income per diluted share, referred to respectively as “adjusted non-GAAP operating income”, “adjusted non-GAAP net income” and “adjusted non-GAAP net income per diluted share”. These items, which are collectively referred to as “non-GAAP measures”, exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets and charges/gains that are unlikely to occur again in the normal course of business. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the non-GAAP measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and charges/gains that are unlikely to occur again in the normal course of business are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decision to issue stock-based compensation, are made to further our long-term strategic objectives and do impact our income statement under GAAP, such items may affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in a particular period.

Prior to the adoption of FASB ASC Topic 718, Compensation–Stock Compensation (“ASC 718”) , our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors our financial information in this manner while disclosing the effects of stock-based compensation. With the adoption of ASC 718, we continue to believe that non-GAAP measures can provide relevant disclosure to investors and we have presented non-GAAP measures that exclude and include those items noted above. While these items are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business during any particular period.

We also use non-GAAP measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the awarding of stock options is governed by the compensation committee of the Board of Directors and, in the case of acquisition-related intangible assets, acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. Charges/gains that are unlikely to occur again in the normal course of business and the non-cash portion of our effective tax rate, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

Our strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation varies for reasons that are generally unrelated to operational performance in any particular period. We use quarterly and annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets as items arising from pre-acquisition activities. While these assets are regularly reviewed for impairment, amortization of the costs is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

Restructuring and impairment charges are excluded in our non-GAAP measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period.

Our historical non-GAAP effective tax rate differs from our GAAP effective tax rates because of the exclusion of the non-GAAP adjustments previously mentioned and the resulting impact on the realization of the Company’s other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision because management believes that they are not indicative of the Company’s tax obligations that will be paid in cash.

Because the non-GAAP measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the non-GAAP measures, including the following:

a. These non-GAAP measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other companies.

b. The non-GAAP measures do not reflect all costs associated with our operations determined in accordance with GAAP.

c. Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company’s GAAP results. While restructuring costs and other charges/gains are not expected to repeat themselves in the normal course of business, their occasional occurrence will impact GAAP results.

Management compensates for these limitations by relying on these non-GAAP measures only as a supplement to the Company’s GAAP results.

(a) Under the Modified Prospective Method of ASC 718, we expense the fair value of grants made under stock option programs over the vesting period of the options. The adjustments to cost of revenues and operating expenses represent stock-based compensation expense recorded during the period. Total stock-based compensation expense for the three months ended March 31, 2011 and 2010 was $1.6 million and $1.1 million, respectively, on a pre-tax basis.

(b) Adjustments represent amortization of intangible assets from prior acquisitions.

(c) The Company reports its non-GAAP income tax provision on a cash tax rate basis which was approximately 25% and 27% for the three months ended March, 2011 and 2010, respectively.

RADIANT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS

	March 31, 2011	December 31, 2010
Current assets
Cash and cash equivalents	$89,208	$75,026
Accounts receivable, net	51,046	51,204
Inventories	41,172	36,440
Deferred tax assets	7,697	7,317
Other current assets	3,240	2,325

Total current assets	192,363	172,312

Property and equipment, net	24,774	24,297
Software development costs, net	13,900	13,290
Deferred tax assets, non-current	1,346	1,676
Goodwill	113,122	111,732
Intangible assets, net	33,274	34,762
Other long-term assets	9,692	9,634

Total assets	$388,471	$367,703

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$47,798	$47,662
Customer deposits and unearned revenues	29,082	21,820
Current portion of long-term debt and capital lease payments	6,828	6,424

Total current liabilities	83,708	75,906

Long-term debt and capital lease payments, non-current	6,865	8,895
Customer deposits and unearned revenues, non-current	5,350	6,049
Deferred tax liabilities, non-current	4,959	4,540
Other long-term liabilities	5,799	5,975

Total liabilities	106,681	101,365

Shareholders’ equity
Common stock, no par value; 100,000,000 shares authorized;
40,063,557 and 39,461,227 shares issued and outstanding, respectively	—	—
Additional paid-in capital	259,643	253,278
Retained earnings	18,738	12,742
Accumulated other comprehensive income	3,409	318

Total shareholders’ equity	281,790	266,338

Total liabilities and shareholders’ equity	$388,471	$367,703